Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2014 relating to the consolidated financial statements, which appears in Zhaopin Limited’s prospectus dated June 11, 2014 for the Company’s public offering filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2014 pursuant to Rule 424(b)(4) under the Securities Act.

/s/ PricewaterhouseCoopers Zhong Tian LLP

September 16, 2014